EXHIBIT 4.7

THIRD AMENDMENT TO CERTIFICATE OF
DESIGNATION OF PREFERENCES AND RIGHTS OF
SERIES B PREFERRED STOCK OF
GENSTAR THERAPEUTICS CORPORATION

This THIRD AMENDMENT TO CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS OF SERIES B PREFERRED STOCK TO GENSTAR THERAPEUTICS CORPORATION (“Amendment”), approved as of the 19th day of December, 2001.

The undersigned, Robert E. Sobol, Chief Executive Officer, and Carin D. Sandvik, Secretary, of GenStar Therapeutics Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”) in accordance with the provisions of Section 103 and 152 (g) thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors at a meeting duly held on January 10, 2002, and the holders of Series B Preferred Stock by the unanimous written consent of such holders dated January 10, 2002, adopted the following resolutions amending the series of shares of Preferred Stock designated as Series B Preferred Stock:

“RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company (the “Board”) in accordance with the provisions of its Certificate of Incorporation, the Series B Preferred Stock of the Company is hereby amended to increase the number of authorized shares constituting the Series B Preferred Stock to Thirteen Thousand (13,000) shares from Ten Thousand (10,000) shares

RESOLVED FURTHER, that the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and the Secretary, the Chief Financial Officer or any Assistant Secretary or Assistant Treasurer of the corporation are each authorized to execute, acknowledge, file and record an amended certificate of designation for the Series B Preferred in accordance with Section 103 of the Delaware General Corporation Law.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate and do affirm under penalty of perjury that the foregoing is the act and deed of the corporation and that the facts stated herein are true as of this 10th day of January, 2002.

Robert E. Sobol, M.D., Chief Executive Officer

ATTEST:

Carin D. Sandvik, Secretary